Exhibit 99.1

Bio-Techne Corporation Completed Its Acquisition of Exosome Diagnostics, Inc.

MINNEAPOLIS, August 1, 2018 /PRNewswire/ -- Bio-Techne Corporation (NASDAQ: TECH) today announced it has completed its acquisition of Exosome Diagnostics, Inc. The transaction consideration includes an upfront payment of $250 million plus an additional $325 million that can be maximally earned through calendar year 2022 upon reaching certain performance milestones. With this acquisition, Minneapolis-based Bio-Techne now has a world-wide workforce in excess of 2,100 and has expanded its global reach with subsidiaries in every major geographic market. This acquisition continues to build on Bio-Techne’s strategy to expand its market reach beyond its legacy research market into the liquid biopsy diagnostic arena with the introduction of Exosome Diagnostics’ non-invasive prostate molecular test (EPI) to help physicians better serve their patients when considering the need for a prostate biopsy. The combined organic and acquisition driven growth of Bio-Techne is consistent with its goal to be a more complete solution provider to both the life science research community and to the clinical market.

Forward-Looking Statements

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. Forward-looking statements in this press release include statements regarding our belief about the market applications and impact of our acquisition of Exosome Diagnostics, Inc. and our ability to derive advantages from this acquisition as we integrate it into our business. The following important factors, among others, have affected and, in the future could affect, our actual results: our management of the integration of new businesses into Bio-Techne, the effect of new branding and marketing initiatives, the integration of new leadership, the introduction and acceptance of new products, the levels and particular directions of research and product development by our customers, the impact of the growing number of producers of biotechnology research and diagnostics products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of our research and product development efforts and those of companies in which we have invested or with which we have formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

About Bio-Techne Corporation (NASDAQ: TECH)

Contact: David Clair, Investor Relations
646-277-1266